Exhibit 10.4

FIRST AMENDMENT

TO

NETCAPITAL INC.

2023 OMNIBUS EQUITY INCENTIVE PLAN

This FIRST AMENDMENT TO NETCAPITAL INC. 2023 OMNIBUS EQUITY INCENTIVE PLAN (this “Amendment”) of the Netcapital Inc. 2023 Omnibus Equity Incentive Plan (the “Plan”) is made as of the 6th day of June, 2025, by the Board of Directors (the “Board”) of Netcapital Inc., a Utah corporation (the “Company”), pursuant to Section 12 of the Plan, which Amendment shall be effective as of the date of approval of such Amendment at the Company’s stockholders at the Company’s next stockholders’ meeting (the “Effective Date”). All terms used by not defined herein shall have the meaning set forth in the Plan.

RECITALS

WHEREAS, the Board may amend, alter or terminate the Plan pursuant to Section 12 of the Plan, provided that no such action shall materially impair the rights of a Participant under any Award theretofore granted without such Participant’s consent (the “Amendment Conditions”);

WHEREAS, this Amendment satisfies the Amendment Conditions; and

WHEREAS, this Amendment is being submitted to the stockholders of the Company (the “Stockholders”) having not less than the minimum number of votes that would be necessary to authorize or to take the actions set forth herein and such Stockholders have authorized, ratified, approved, and confirmed this Amendment.

AGREEMENT

NOW, THEREFORE, as of the Effective Date, the Plan is hereby amended as follows:

1.	Shares Reserved for Issuance Under the Plan.

(a)	The references to 2,000,000 shares in Sections 4(a)(i) and 4(c) of the Plan are hereby replaced with 1,547,556. For the avoidance of doubt, the current amount authorized under the Plan after giving effect to the 1-for-70 reverse split in August 2024 and the evergreen increases on each of May 1, 2024 and May 1, 2025 is 247,556 and accordingly the Amendment increases the current authorized by 1,300,000 shares.
(b)	The references to five percent (5%) in Sections 4(a)(i) and 4(c) of the Plan are hereby replaced with ten percent (10%).

2.	Miscellaneous.

(a) Amendments. Except as specifically modified herein, the Plan shall remain in full force and effect in accordance with all of the terms and conditions thereof except that the Plan is hereby amended in all other respects, if any, necessary to conform with the intent of the amendments set forth in this Amendment. Upon the effectiveness of this Amendment, each reference in the Plan to “the Plan,” “hereunder,” “herein,” or words of similar import shall mean and be a reference to the Plan as amended by this Amendment.

(b) Severability. Each provision of this Amendment shall be considered severable and if for any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and illegal.

(c) Governing Law. This Amendment shall be governed in accordance with the laws of Utah, without giving effect to principles of conflicts of law of Massachusetts or any other state.

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